EXHIBIT 99.1

                TRANSCRIPT OF INTERVIEW WITH WALLSTREET REPORTER

October 20, 2005 - "Good day from Wallstreet" this is Robert Moneteleone, Senior Analyst with the The Wallstreet Reporter and today the company in focus is, Digital Fusion Inc. Digital Fusion Inc. trades over the counter on the bulletin board with the ticker DIGF and joining us on the line today is Mr. Frank Libutti. He is the Chairman and Chief Executive Officer at Digital Fusion Inc.

Monteleone:    "Good Morning, General Libutti" and thank you for joining us
-----------    today at the Wallstreet Reporter.

Libutti:       "Good Morning to you sir", I am honored to be with you.
--------

Monteleone:    Let's begin with an overview of where Digital Fusion stands
-----------    today, your products offerings in the market you're currently serving.

Frank:         "Well again", I appreciate the opportunity to share this with
------         you. I'm very proud and feel privileged to be in the position I am in. I have been here now as CEO and Chairman, a little over a month. In the broadest sense of how I describe the company, is in three broad areas of divisions: "The Information of Technology", "Research and Engineering", and "Modeling and Simulation". We have approximately a hundred eighty employees on board. We are at this point a Huntsville centric, Army centric company and part of my vision is to maintain that very important relationship with the Huntsville community. But also to expand our business opportunities beyond the Army to look rest of DOD, and the other services Department Homeland Security, and also look at geographic areas we may want to invest our efforts in, in terms of bringing new business to the company.

Monteleone:    "Thanks for sharing that brief liquid", would you outline for us
-----------    some of the short term objectives, and "Congratulations on your new position".

Libutti:       "Thank you", I reviewed last week a draft business plan. I have
--------       an off-site schedule for the next week an a half with my senior leadership, and the purpose of that off-site, is to refine the business plan which goes out to 2008. It's to identify and again, validates specific objectives in terms where we want to go with the company, in all aspects of what makes the company tick. From our recruiting effort, our marketing effort, raising the bar in terms of other business opportunities as well as, insuring that we are doing the right thing for our shareholders and for our executives as well as, for our troops in the trench line.

Monteleone:    In working to establish your footprint within the company, with
-----------    your customers, and just as importantly as you said, with the shareholders. "What are some of the things you will be looking to do in order to establish those footprints"?

Libutti:       We will do our homework; we will look at the market place, we`ll
--------       take a very hard a diligent look at the opportunities to partner with other organizations, including other small businesses. We will continue to review that which is advertised by the government, in term of opportunities contracts and awards, and we will compete aggressively. What I have tried to do in the last thirty days or so is to create, what I call my "Approach Plan" to creating again, what I would call the "Digital Fusion Family" or "Team". That's to be user friendly to the employees and to be accessible to them. I have an open door policy across the company. We are looking at establishing various employee feed back groups, which will meet with me quarterly. I am sending out a monthly newsletter to the employees, and also quarterly update to shareholders, and also to have a quarterly financial review.
               That will be presented to me by our senior executives and including the next level down supervisors, so I get a good handle on where we are going and what we' re doing. But I see the future as a very bright business flow and opportunities is all up. We do not have any serious debt problems, we just recently were rewarded a NASA contract, which is about a $48.7, $48.75 million for a five year period. It was the largest, first large prime
               Digital Fusion contract that the company has teamed, and again I am very upbeat and positive about where we are going. Not just because of the trends, but to reiterate my point, but because I am convinced that we have a solid team and the reputation in Huntsville is superb, and I want to take that, and look at other geographic areas in the southwest of the country, and up north of where we are. So again, I am very sanguine about where we are and where we are going.

Monteleone:    "Very good" and "General", perhaps you will expand on your very
-----------    impressive background, and follow up by telling us about the current management team that you have in place on the board.

Libutti:       We have superb members on our board, a few former military folks
--------       retired generals. We have a gentleman or two from this area who supports us with background and financial expertise. It is a pleasure for me to join my fellow board members, because they bring great energy, vision, and intensity in terms of moving forward. We have several investors, old friends over the last couple of years, who are in the Washington, DC area as well.
               Again, I am pleased as I can be with the composition of our board the team itself here in Huntsville, across the board are experts in there fields. We have eight to ten Ph D's, many with Master degrees, and Advance degrees in the specific disciplines, I shared with you earlier, and then we've got, "Have what I call them troops". The workers who come to the game everyday, work hard they are diligent in all things, and my job of course, is to create an atmosphere that for them gives them a great sense of job satisfaction, and brings them back the next day.

Monteleone:    Now very interesting to note, that with this team and the
-----------    recently award NASA contract, "Is this type of business that we can expect more of"?

Libutti:       We will look very hard at expanding our business in the
--------       government sector, that's correct. Again, it's not just the Army, although we want to hold that close to our hearts and appreciate all that and expand on that, including expanding on it locally.
               But I want to take it our disciplines, and opportunities across the board to other members of the defense community, the "Department of Homeland Security", including the "Coastguard", and see where we have the right match, the right common ground.
               Where we can work with our customer base, or soon to be potential customer base. That is new customers, and chat with them about what they need, and then work with them to develope the kind of service that will help them, in there mission. We are a service company, not per says a product company and again, that has been our core confidences across the information "Research Engineering and Modeling Simulation arenas" that I have shared with you already.

Monteleone: "General", in a "general way", "excuse me", as investors consider ----------- "Digital Fusion" what are some of the mile stones in a broad way, that they should look for in the during the next 12 to 18 months?

Libutti:       Well if you're looking, if you're asking me, what are the mile
--------       stones in terms measure of effectiveness. I can say broadly speaking, it's the revenue that is generated by the efforts to develop new business; it's the value of the share on the market.
               It is the expanse of our work force, and also the development of business, outside the Huntsville area. I mean, you know the bottom line, is that in terms of the what we call the, and you know this, the "EBITA", that is what we look for, over all growth.

Monteleone:    "And General" in closing, you obviously see this opportunity as
-----------    exciting, and you look forward to, it sounds you look forward, to coming to work everyday. How do you envision the company evolving in the next couple of years?

Libutti:       I think I pretty much outline that for you, maybe in summary, I
--------       would just say that we are a small business company with a great heart, and that which represents our heart, are our work force, our secret weapon are our employees. The opportunities I believe particularly in this time, where we're facing lots of challenges in my old line of work against terrorist attacks. But as well with just, in simple terms forcing the efforts within this country to be more secure. We're part of that broader defense posture, in terms of what I think, we can do in our little small area of the world to make a difference, and that is what we intend to do. Make a difference in support of the community, make a difference terms of support for the defense department, and the security of our country, and where it's appropriate we will go back into the commercial side and support that as well. We very much interested in partnering, either as a sub or a prime and we will look for every opportunity to do that.

Monteleone:    Well certainly a very interesting and compelling story, and
-----------    "thank you" for your taking the position, you have.

Libutti:       "My pleasure, I thank you".
--------

Monteleone:    It was a pleasure speaking with you today and "Congratulations",
-----------    and "We wish you the best of luck in your new position".

Libutti:       "Thank you, sir",  "Thanks a million".
--------

Monteleone:    "You're welcome".
-----------

Libutti:       "Yup, right".
--------

Monteleone:    Our audience can learn more about "Digital Fusion Inc.",
-----------    www.digitalfusion.com. The company trades over the counter on the bulletin board with ticker DGIF our guest today has been "Mr.
               Frank Libutti", he is the Chairman and CEO of "Digital Fusion ,
               Inc". I'm "Robert Monteleone" with "The Wallstreet Reporter",
               "Thank you, for joining us", and "Have a nice day".